FIFTH AMENDMENT TO CONNECTICUT NATURAL GAS
                       CORPORATION UNION EMPLOYEE SAVINGS PLAN
                               (AS AMENDED AND RESTATED
                           EFFECTIVE AS OF JANUARY 1, 1989)


               The Connecticut Natural Gas Corporation Union Employee

          Savings Plan is hereby amended as follows:

               1.   The following new Section 7.09 is added to the Plan,

          effective March 1, 1996:

                    "7.09(a)  Effective March 1, 1996, the Company
               Matching Account shall be divided into two separate subaccounts, entitled the Company Directed Matching Contribution Account and the Participant Directed Matching Contribution Account. Plan Participants (including terminated Participants, Retirees and Beneficiaries with Account balances under the Plan) shall be entitled to direct the investment of the Participant Directed matching Contribution Account.
               The investment options available with respect to the Participant Directed Matching Contribution Account shall include CNG Common Stock and the same other investments available to Participants with respect to other contributions under the Plan for which investment direction is available. Participants shall have the option of reallocating the investment of the Participant Directed Matching Contribution Account once per quarter, at the same time as the option is exercised with respect to the other Accounts under the Plan for which the Participant has the ability to direct investments (i.e., the Pre-Tax Account, the Employee After-Tax Contribution Account, the IRA Account and the Rollover Account). However, the Participant may elect separate investment allocation percentages for the Participant Directed Matching Contribution Account and for such other Accounts. All investment elections shall be in increments of 5%. Unless the Participant elects otherwise, his Participant Directed Matching Contribution Account shall continue to be invested in CNG Common Stock.

                         (b)  Periodically, a portion of a
               Participant's Company Directed Matching Contribution Account, all of which is invested in CNG Common Stock, will be transferred to the Participant Directed Matching Contribution Account as CNG Common Stock. The portions of a Participant's Company Directed Matching Contribution Account which are to be transferred shall be determined as follows:





                              (1)  Effective March 1, 1996, the total
                    value of all Company Directed Matching
                    Contribution Accounts plus all Paysop Transfer Accounts shall be determined. One-fourth (1/4) of that amount will be transferred from the Company Directed Matching Contribution Accounts to the Participant Directed Matching Contribution Accounts as CNG Common Stock, on a pro rata basis based upon the size of the Participants' Company Directed Matching Contributions Accounts at that time.

                              (2)  Effective January 1, 1997, the same
                    approach set forth in subparagraph (1) shall be taken, with one-third (1/3) of that amount to be transferred and allocated in accordance with the approach provided for in subparagraph (1).

                              (3)  Effective January 1, 1998, the same
                    approach set forth in subparagraph (1) shall be taken with one-half (1/2) of that amount to be transferred and allocated in accordance with the approach provided for in subparagraph (1).

                              (4)  Effective January 1, 1999, all
                    remaining Company Directed Matching Contribution Accounts shall be transferred to the Participant Directed Matching Contribution Accounts.

                         (c)  Effective January 1, 1999, Participants
               shall also have the option of directing the investment of the Paysop Transfer Account. Effective as of that date, the same investment election applicable with respect to the Participant Directed Matching Contribution Account shall apply with respect to the Paysop Transfer Account.

                         (d) Effective March 1, 1996, future matching contributions made to the Plan will be accounted for under the Participant Directed Matching Contribution Account and shall be invested in the same manner as the Participant has directed with respect to future contributions made to other Accounts under the Plan, e.g., future contributions to the Pre-Tax Account and the Employee After-Tax Contribution Account."

               2.   The following three sentences are added to the end of

          paragraphs (a) of Section 10.03:

                    "Effective January 1, 1996, payments out of all
               Accounts under the Plan shall be made in shares of CNG






               common stock or cash, depending on the manner in which such amounts are invested. A Participant or Beneficiary may elect, however, to have such amounts converted to cash or CNG Common Stock, at market value, prior to such payment. Any such election must be made prior to the date for which distribution is to be made."

               3.   Except as hereinabove modified and amended, the Amended

          and Restated Plan shall remain in full force and effect.

               IN WITNESS WHEREOF, the Company hereby executes this Fifth

          Amendment this 19th day of December, 1995.


          ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION


          Mark Dudzik                   By:  R. L. Babcock
          ---------------------------       ------------------------------
                                           Its  Vice President






























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